 United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2007 (October 10, 2007)

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement

On October 10, 2007, IsoRay, Inc. (the "Registrant") executed a Lease Agreement (the "Agreement") with Perma-Fix Northwest Richland, Inc. ("Perma-Fix").  The Agreement has an effective date of September 1, 2007, and provides for the continuation of the Registrant's lease of its PIRL facility located at 2025 Battelle Boulevard, Richland, Washington.  The Registrant previously leased this facility from Nuvotec USA, Inc. under a Lease Agreement dated February 9, 2005, but Nuvotec USA, Inc. subsequently sold the facility to Perma-Fix, resulting in the need for a new lease.  The new lease term is through January 31, 2008, with early termination permitted upon 45 days prior written notice.  Monthly rent payments are $5,000 and increase to $50,000 per month if the Registrant has not vacated the premises by January 31, 2008, with an additional one-time payment due of $100,000 if the Registrant continues to occupy the premises beyond February 1, 2008.  The Registrant has already moved its production operations to its new facility at the Applied Process Engineering Laboratory, and is in the process of completing decommissioning work to vacate the PIRL facility, which management anticipates will occur by the end of December 2007.

ITEM 9.01 Exhibits

(c)	Exhibits

10.45	Lease Agreement, dated effective as of September 1, 2007, by and between IsoRay, Inc. and Perma-Fix Northwest Richland, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IsoRay, Inc., a Minnesota corporation

Dated: October 15, 2007	By:	/s/ Roger E. Girard
Roger E. Girard, CEO